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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-21585, 333-23937, 333-39817, 333-43586, 333-43588, 333-56772, 333-56774,
333-67881, 333-71890, 333-101600, 333-119707, and 333-119708 all on Form S-8 of
our report relating to the financial statements of Lightbridge, Inc. dated March 16, 2005, February 17, 2006, as to the effects of the restatement discussed in
Note 2 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 2), and our report relating to management's report on the effectiveness of internal control over financial reporting dated March 16, 2005, (February 17, 2006 as to the effects of the material weakness described in management's report (revised)) (which report expresses an adverse opinion on the effectiveness of internal control over financial reporting), appearing in the Annual Report on Form 10-K/A of Lightbridge, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 17, 2006